Exhibit 23.1



                         CONSENT OF INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statements (Form S-8 No. 33-99740, Form S-8 No. 33-40365 and Form S-8 No. 333-9162)
pertaining to the Power Control Technologies Inc. 1995 Stock Option Plan, the
M & F Worldwide 1997 Stock Option Plan, and the M & F Worldwide Corp. 2000 Stock Option Plan of M & F Worldwide Corp. of our report dated February 28, 2003, with respect to the consolidated financial statements and schedules of M & F Worldwide Corp. included in the Annual Report (Form 10-K) for the year ended December 31, 2002.

                                               /s/ ERNST & YOUNG LLP



March 31, 2003
New York, New York